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Addendum/Options History For

John Doe

*****Note regarding status:*****
According to our records, we do not currently have an acceptance of the Offer on file for you.

Before proceeding, please be sure that you have carefully read the Offer to Amend or Replace dated November 19, 2007 **located here**.

The following table(s) set forth information for each of your Eligible Options. The final exercise price for each amended or replaced option, as well as the cash bonus payable to you, if any, will vary depending upon Forrester's closing stock price on the date on which such amendment or replacement occurs (the "Closing Price"). Forrester's closing stock price on November 16, 2007 was $21.08.

Eligible Options

Grant Date	Number of Shares Subject to Offer	Original Exercise Price (OEP)	Adjusted Grant Date FMV	If the closing price is ...					
				$16.88 or lower		$16.89 to $19.37		$19.38 or higher	
				... then the Adjusted Exercise Price[1] and Cash Bonus[2] will be:					
				Price	Cash	Price	Cash	Price	Cash
2002-11-14	10000	$16.88	$19.38	$16.88	$0.00	Closing price	$105 to $26145	$19.38	$26250

Grant Date	Number of Shares Subject to Offer	Original Exercise Price (OEP)	Adjusted Grant Date FMV	If the closing price is ...					
				$14.50 or lower		$14.51 to $15.49		$15.50 or higher	
				... then the Adjusted Exercise Price[1] and Cash Bonus[2] will be:					
				Price	Cash	Price	Cash	Price	Cash
2003-02-18	7500	$14.50	$15.50	$14.50	$0.00	Closing price	$78.75 to $7796.25	$15.50	$7875

[1] If the Closing Price is equal to or less than the Original Exercise Price, the option will not be amended, but will be replaced with a new option having the Original Exercise Price.

[2] The cash bonus, if any, payable to you will be calculated by multiplying (i) 105% of the amount by which the Adjusted Exercise Price exceeds the Original Exercise Price by (ii) the number of shares of stock covered by that option.

Please read the following **Election Agreement Terms and Conditions** before selecting the "Accept Offer" box below:

I hereby accept the attached Election Agreement Terms and Conditions:

Accept Offer

If you change your mind, you may return to this page at any time prior to the expiration of the Offer Period and select the "Withdraw Acceptance" box.

Addendum/Options History
For
John Doe

<u>Note regarding status:</u>
According to our records, we currently have a valid acceptance of the Offer on file for you.
Unless you wish to withdraw your acceptance, you need not do anything further to participate in the Offer.

If you wish to withdraw your previously submitted acceptance of the Offer, click the box below. Before doing so, please take note of the fact that you will be solely responsible for any penalty taxes, interest payments or other liabilities you may incur under Section 409A of the Internal Revenue Code (and applicable state tax laws) with respect to any Eligible Option that is not amended or replaced pursuant to the Offer.

I hereby **withdraw** my previously submitted Election Agreement:

[Withdraw Acceptance]

If you change your mind, you may return to this page at any time prior to the expiration of the Offer Period and select the "Accept Offer" box. Or, click here:

[Never mind! I do not wish to withdraw my acceptance.]


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Are you sure that you want to withdraw your acceptance of the Offer? You will be solely responsible for any penalty taxes, interest payments or other liabilities you may incur under Section 409A of the Internal Revenue Code (and applicable state tax laws) with respect to any Eligible Option that is not amended or replaced pursuant to the Offer.
Yes, I hereby confirm that I wish to withdraw my previously submitted Election Agreement:
Withdraw Acceptance
Never mind! I do not wish to withdraw my acceptance.


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Your previous acceptance has been withdrawn


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Addendum/Options History For
John Doe
Note regarding status:
According to our records, we currently have a rejection of the Offer on file for you.
If you wish to reverse your previous rejection and accept the Offer, click the box below.
I hereby accept my previously rejected Election Agreement:
Accept Offer